UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported): June 19, 2003 (June 2, 2003)


                              OFFICE DEPOT, INC.
            (Exact name of registrant as specified in its charter)

            Delaware                     1-10948                       59-2663954
            --------                     -------                       ----------
(State or other jurisdiction of  (Commission File Number)  (IRS Employer Identification No.)
           incorporation)

       2200 Old Germantown Road,
         Delray Beach, Florida                                          33445
         ---------------------                                          -----
(Address of principal executive offices)                              (Zip Code)


                                (561) 438-4800
                                 -------------
             (Registrant's telephone number, including area code)


                                      N/A
                           --------------------------
         (Former name or former address, if changed since last report)


         This Amendment No. 1 on Form 8-K/A hereby amends and restates Item 2 as contained in the Form 8-K originally filed by Office Depot, Inc. on June 17, 2003, as follows:

Item 2. Acquisition of Assets.

         On June 2, 2003, following the receipt of the required regulatory approval from the European competition authority and satisfaction of the conditions to closing under the Sale and Purchase Agreement, dated April 11, 2003, we purchased from Pinault Printemps Redoute all of the shares of Guilbert, S.A., the French parent company of the corporate group that constitutes one of the largest contract stationers in Europe. The acquisition was made pursuant to a Sale and Purchase Agreement, dated April 11, 2003, as reported in our current report on Form 8-K, filed with the SEC on April 18, 2003.

         The consideration for the shares was euro 815 million, subject to

            o a reduction, as of the closing date, of the net outstanding indebtedness owed by Guilbert or its subsidiaries to another member of the seller's group;

            o a reduction, as of the closing date, of all indebtedness owed by Guilbert or its subsidiaries to third parties, net of all cash or cash equivalents of Guilbert or its subsidiaries remaining at the closing date in excess of euro 7 million; and

            o an adjustment to the extent that the working capital as of the closing date differs from an applicable amount specified in the Sale and Purchase Agreement.

         Based on the seller group's estimates of these adjustments, the net amount due of euro 788,038,000 consisted of (i) euro 572,455,000 in cash payable to the seller and (ii) euro 215,583,000 of intercompany indebtedness owed to the seller. On June 2, 2003, we paid euro 523,038,000 of the consideration from our available company funds. On June 30, 2003, we will pay euro 265,000,000 of the consideration from our available company funds and, to the extent necessary or desirable, loans to us under our existing revolving credit facility with Citibank N.A., as syndication agent, and other syndicate banks.

         The estimates provided by Pinault Printemps Redoute, and therefore the net amount payable to it, remain subject to further adjustment following the determination of the actual amounts at closing of intercompany indebtedness, third party indebtedness and net working capital by BDO Gendrot, an independent accountant jointly appointed by us and PPR. This determination is expected to be made by July 16, 2003.

         Furthermore, the purchase price remains subject to an upward adjustment of euro 40 million in cash or common stock of Office Depot, Inc. if the common stock of Office Depot, Inc. as traded on the New York Stock Exchange closes at a price equal to or above $20 for any 5 consecutive trading days during the 18 month period following June 2, 2003.

         The purchase price was determined as a result of arm's length negotiations between us and PPR.

         A copy of the Company's press release announcing the closing is attached as Exhibit 99.1 to the current report on Form 8-K filed by the Company on June 3, 2003.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    OFFICE DEPOT, INC.
                                                    (Registrant)


                                                    By: /S/ DAVID C. FANNIN
                                                       -------------------------
                                                    David C. Fannin
                                                    Executive Vice President and
                                                    General Counsel
Date: June 19, 2003